Exhibit 32.1
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                    Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Petrie Stores Liquidating Trust (the "Trust") on Form 10-Q for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Stephanie
R. Joseph, as Chief Executive Officer of the Trust, and H. Bartlett Brown, as Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of her or his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



/s/ Stephanie R. Joseph
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Stephanie R. Joseph
Chief Executive Officer
August 9, 2004


/s/ H. Bartlett Brown
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H. Bartlett Brown
Chief Financial Officer
August 9, 2004


This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Trust for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.